Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-269386 and No. 333-254762) of Ellington Financial Inc. of our report dated March 1, 2023 relating to the financial statements of Longbridge Financial, LLC, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
February 29, 2024